As filed with the Securities and Exchange Commission on May 23, 1996
                                     Registration No. 333-______

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MICRION CORPORATION
      (Exact name of registrant as specified in its charter)

 Massachusetts                           No. 04-2892070
 (State or other jurisdiction            (IRS Employer
 of incorporation or                     Identification No.)
 organization)


 One Corporation Way, Peabody, Massachusetts 01960 (508) 531-6464
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


NICHOLAS P. ECONOMOU, Micrion Corporation, One Corporation Way,
     Peabody, Massachusetts 01960 (508) 531-6464
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copies to:

                       ROSLYN G. DAUM, ESQ.
                      Choate, Hall & Stewart
                          Exchange Place
                         53 State Street
                   Boston, Massachusetts  02109
                          (617) 248-5000


          Approximate date  of commencement  of proposed sale  to
the public:    From time to  time or at one  time after effective
date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]





         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

  C A L C U L A T I O N   O F   R E G I S T R A T I O N   F E E

                                         Proposed
  Title of each   Amount to   Proposed   Maximum
    Class of         be       Maximum    Aggregate    Amount of
  Securities to  Registered   Offering   Offering   Registration
  be Registered   (shares)    Price(1)   Price(1)       Fee
  _____________  __________   ________   _________  ____________

 Common Stock,
 no par value     215,000     $36.375   $7,820,625     $2,697

(1)    Estimated   solely  for  the   purpose  of  computing  the
       registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of Micrion Corporation Common Stock, no par value per share, as reported on the Nasdaq National Market on May 21, 1996.

            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
















PROSPECTUS

               SUBJECT TO COMPLETION, MAY 23, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                          215,000 Shares

                       MICRION CORPORATION
                           Common Stock
                          (no par value)
                         ________________

       The 215,000 shares of Common Stock, no par value per share (the "Common Stock"), of Micrion Corporation, a Massachusetts corporation (the "Company"), covered by this Prospectus (the "Shares") are being offered by a certain holder of the Company's Common Stock (the "Selling Stockholder"). In connection with the settlement of certain litigation, 119,200 of the Shares were issued by the Company to the Selling Stockholder and the remaining 95,800 were transferred to the Selling Stockholder by certain other stockholders of the Company.
                         ________________

       FOR  A  DISCUSSION OF  CERTAIN  FACTORS  WHICH  SHOULD  BE
CONSIDERED IN  CONNECTION WITH THE PURCHASE  OF THESE SECURITIES,
SEE "RISK FACTORS" COMMENCING ON PAGE 3.
                         ________________

       The Selling Stockholder may sell the Shares from time to time in one or more transactions. The Shares may be sold on the Nasdaq National Market, through registered brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. In addition, any Shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this
Prospectus.   The Shares  may  also be  offered  in one  or  more
underwritten offerings, on a firm commitment or best efforts basis. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. For information regarding the Selling Stockholder and the plan of distribution of the Shares offered hereby, see "The Offering" and "Plan of Distribution."





       The Company will not receive any  of the proceeds from the
sale  of the  Shares by  the Selling  Stockholder.   See  "Use of
Proceeds."

        The Common Stock of the Company is listed on the Nasdaq National Market under the symbol "MICN." On ______, 1996, the last reported sale price  of Common Stock on the  Nasdaq National
Market was $_____ per share.
                         ________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
             TO THE CONTRARY IS A  CRIMINAL OFFENSE.

       The date of this Prospectus is ______________, 1996.

                      AVAILABLE INFORMATION

            The Company has filed with the Securities and Exchange Commission (the "Commission" or "SEC") a registration statement on Form S-3 (herein, with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the documents incorporated by reference therein. See "Incorporation of Certain Documents by Reference" herein.

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's New York Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10007 and Chicago Regional Office at 500 West Madison Street, Room 3190, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

1. The Company's Annual Report on Form 10-KSB for the year ended June 30, 1995.
2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996.
3.      The  Company's Current  Report on Form 8-K  filed on March
        18, 1996.
4. The description of the Company's Common Stock, contained in the Company's registration statement on Form 8-A filed with the Commission on April 14, 1994 (SEC File No. 0-23840).

            All  documents   filed  by   the  Company   with  the
Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus, any Prospectus supplement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any Prospectus supplement or in any other subsequently filed document which also is or is deemed to be
incorporated  by  reference   herein  or   therein  modifies   or
supersedes  such  statement.     Any  statement  so  modified  or
superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

            The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to David M. Hunter, Chief Financial Officer, One Corporation Way, Peabody, Massachusetts 01960 (Telephone: (508) 531-6464).

            Certain information contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements, contained in one or more documents incorporated or deemed to be incorporated by reference in this Prospectus; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.


                           THE COMPANY

            The Company is a leader in the design, development, manufacture and marketing of focused-ion-beam ("FIB") systems. The Company's FIB systems are used in the design, fabrication and testing of semiconductor integrated circuits ("ICs") and other products to analyze and correct problems in the manufacturing process and are used also in on-line manufacturing. FIB technology is relatively new and provides a unique combination of capabilities to image, analyze and perform "microsurgery" on ICs. Semiconductor integrated circuit and other manufacturers use the Company's FIB systems to reduce time to market, and to achieve and maintain acceptable manufacturing yields more quickly and cost effectively. The Company introduced the world's first FIB system specifically designed for use in the manufacturing process of ICs in 1985 and since then has introduced new products incorporating a variety of technological advances. The principal executive offices of the Company are located at One

Corporation Way, Peabody,  Massachusetts 01960 (Telephone:  (508)
531-6464).


                           RISK FACTORS

            In   addition  to  the   other  information  in  this
Prospectus, the following factors should be considered carefully by potential investors in evaluating an investment in the Common
Stock offered hereby.

            Cyclical Nature of and Dependence on the Semiconductor Industry. The Company's business depends in large part upon the capital expenditures of semiconductor and other technology-based manufacturers and testing laboratories, which in turn depend on the current and anticipated market demand for integrated circuits and products using integrated circuits and other micro-machined parts. The semiconductor industry is highly cyclical and historically has experienced periodic downturns. The Company's financial results have been adversely affected during those downturns. The Company believes that the markets for newer generations of semiconductors will also be subject to similar fluctuations. Any factor adversely affecting the semiconductor industry, particular segments within the semiconductor industry or other manufacturers using the Company's products may have an effect on the Company's business, financial condition and operating results. A slowdown in the semiconductor industry or such other industries may have an exaggerated adverse effect on the Company's business. Accordingly, there can be no assurance that the Company's operating results will not be adversely affected by downturns or other adverse factors affecting the semiconductor industry or other technology-based businesses that may occur in the future.

            Uncertainties Associated with  New Applications.  The
Company has recently begun shipping its machines for production applications, which are new applications of the Company's equipment. There can be no assurance that difficulties associated with these new applications and related warranty, service and other costs will not have a material adverse effect on the Company's operating results. Furthermore, the Company has recently received a multiple-system purchase agreement, which, in connection with a previous order from the same customer, is valued at over $60,000,000 and involves the production of machines for these new applications. The exercise of cancellation or termination provisions contained in such purchase agreement, including provisions that entitle the customer to cancel issued purchase orders or to terminate the agreement for convenience, would have a material adverse effect on the Company's operating results. In addition, the inability of the Company to make deliveries required under the multiple-system purchase agreement as a result of a lack of production capacity, manpower, inability to acquire necessary materials for manufacturing, or otherwise, could have a material adverse effect on the Company's operating results.

            Variable Operating Results. The Company's operating results have in the past and may in the future fluctuate significantly depending upon a variety of actors which vary substantially over time, including: conditions in the semiconductor industry, conditions in other technology-based manufacturing industries using the Company's products, competitive pricing pressures, the timing of orders from customers, the timing of new product introductions by the Company and competitors, customer acceleration, cancellation or delay of shipments, changes in the mix of types of systems sold, changes in the mix of systems, service and parts revenues, the length of sales cycles, the relative proportions of domestic and foreign shipments, the mix of product and contract revenues, the mix and timing of government and commercial contracts activity, the level and timing of selling, general and administrative expenses and research and development expenses, specific feature needs of customers, some of which may be available in competitors' systems but not in the Company's systems, production delays, and currency exchange rate fluctuations.

       A substantial portion of the Company's quarterly revenues are derived from the sale of a relatively small number of FIB systems, which presently range in price from approximately $300,000 to $2,500,000. Historically, a significant portion of the Company's revenues from systems sales are recognized in the last month of a quarter. As a result, the timing of recognition of revenue from a single system order, either pursuant to customer acceptance of a system or percentage of completion contract accounting, could have a significant impact on the Company's net sales and operating results for a particular financial period. For example, delays in customer acceptance of systems near the end of a quarter could have a substantial adverse effect on operating results for that quarter.
Announcements by the Company or its competitors of new products and technologies could cause customers to defer or not purchase the Company's existing systems, which could also have a material adverse effect on the Company's business, financial condition and results of operations. The deferral or loss of an anticipated order could have a material adverse effect on the Company's results of operations. The impact of these and other factors on the Company's sales and operating results in any future period cannot be forecast with certainty. Moreover, the Company's backlog at the beginning of each quarter and orders received during a quarter are not necessarily indicative of actual sales for any succeeding period. The Company's sales may reflect orders shipped in the same quarter that they are received. In addition, the need for continued investment in research and development, capital equipment and ongoing customer service and support capability worldwide results in significant fixed costs which will be difficult to reduce in the event that the Company does not meet its sales objectives. Furthermore, as a result of competitive pressures to deliver systems promptly and a long manufacturing cycle, the Company typically begins to build systems prior to receipt of customer orders, thereby incurring significant inventory costs in advance of sales. Accordingly, there can be no assurance that the Company will be profitable in the future.

        Rapid Technological Change and New Product Innovation. The FIB market is subject to rapid technological change and new product introductions and enhancements. The Company's ability to remain competitive in this market will depend in significant part upon its ability to develop and introduce new products and
enhancements on a timely  and cost effective basis.   The success
of the Company in developing new and enhanced FIB systems depends on a variety of factors, including product selection, timely and
efficient  completion  of   product  design,  implementation   of
manufacturing  and assembly  processes  and  effective sales  and
marketing.   If  the Company  experiences reliability  or quality
problems with new products, then reductions in orders, higher manufacturing costs and additional service and warranty expense may result. Because new product development commitments must be made well in advance of sales, new product decisions must anticipate both future demand and the availability of technology
to  satisfy that  demand.   There can  be  no assurance  that the
Company will successfully develop and introduce new products and product enhancements or that such products will achieve market acceptance. At any point in time, competitors of the Company may
achieve   technological  advances  which  provide  a  competitive
advantage over the Company's FIB systems. Announcements by the Company or its competitors of new products or features have in the past and could in the future, cause customers to defer or not purchase the Company's existing products, which would also
adversely  affect   the  Company.    In   addition,  advances  or
developments in other technologies could render the Company's FIB
systems  obsolete  for  particular  applications.   For  example,
advances in software verification tools could reduce the need for FIB systems in the design and modification applications of integrated circuit manufacturing.

        Uncertain Market. The market for FIB systems is relatively new. The Company believes that the first FIB system used in IC manufacturing was sold commercially in 1985, and that since then approximately 450 systems have been sold. The Company sold its first FIB system in 1985 and as of March 31, 1996, had sold a total of 153 FIB systems. The size of the market for the Company's FIB systems is affected by the relatively high unit prices of FIB systems, limited applications of FIB technology and by the relatively small number of purchasers of such systems. Most of the systems sold by the Company have prices in excess of $400,000 and are sold to customers in the semiconductor industry. The size of the market for FIB systems also is limited by the rate at which prospective customers recognize the functions and capabilities of FIB systems. There can be no assurance the market for the Company's FIB systems in the semiconductor industry will continue to grow or that FIB systems will be accepted in markets outside of the semiconductor industry.

        Competition. The FIB system industry is highly competitive, and the Company expects this competition to intensify. Certain of the Company's competitors and potential competitors have substantially greater financial, marketing, technological and production resources than the Company. Certain of these competitors are themselves semiconductor manufacturers and, therefore, familiarity with semiconductor manufacturing as well as greater financial resources give these companies a competitive advantage. Individual competitors have advantages and strengths in different areas, including system features, geographic market presence, customer service and support, breadth of applications, time to delivery and price. The Company experiences price competition in the sale of FIB systems which has adversely affected, and in the future could adversely affect its operating margins. Certain of the Company's competitors use demonstration systems, leasing arrangements and loans of equipment to a greater extent than the Company as a means of gaining market acceptance. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that the competitive pressures faced by the Company will not adversely affect its financial performance.

        Ability to Manage Growth. The Company has experienced growth in production and in its employee base which has placed, and will continue to place, a significant strain on the Company's management, financial and operating resources. As part of its business strategy, the Company intends to continue to expand its operations. This strategy will require expanded manufacturing capability, customer services and support, increased personnel throughout the Company, expanded operational and financial systems and implementation of new control procedures. There can be no assurance that the Company will be able to attract qualified personnel or successfully manage expanded operations. As the Company expands, it may from time to time experience constraints that will adversely affect its ability to satisfy customer demand in a timely fashion or to provide consistent levels of support to existing customers. For example, because the Company's FIB systems are technically complex, receipt of orders for a larger than expected number of systems within a short period of time could extend the delivery cycle, in turn causing delayed revenue and possible cancellation or loss of orders. There can be no assurance that the Company will anticipate all of the changing demands that expansion may place on the Company's operational, management and financial systems and controls or that the Company will be able to continue to improve such systems and controls. If the Company's management is unable to manage growth effectively, the Company's business, results of operations and financial condition could be materially and adversely affected.

        Substantial International Operations. International sales accounted for approximately 27%, 43%, 63% and 53% of the Company's net revenues in fiscal 1993, 1994 and 1995 and for the nine month period ended March 31, 1996, respectively. The Company expects international sales to comprise a significant percentage of its sales in the foreseeable future. Certain risks are inherent in international operations, including changes in demand resulting from fluctuations in exchange rates, the risk of government financed or subsidized competition, changes in trade policies and tariff regulations, difficulties in obtaining U.S. export licenses and geopolitical risks. Although most of the Company's international sales are denominated in United States dollars, fluctuations in foreign currencies can impact the prices quoted by the Company to prospective customers and thereby affect the Company's ability to obtain orders from such foreign customers. Therefore, a decrease in the value of certain foreign currencies in relation to the U.S. dollar could have an adverse impact on the Company's results of operations.

        The Company's sales to Japanese customers represented approximately 24%, 45%, 28% and 31% respectively, of its product revenues in fiscal 1993, 1994 and 1995 and for the nine month period ended March 31, 1996. The Company's sales to South Korean customers represented 0%, 0%, 28% and 8%, respectively of its total product revenues in fiscal 1993, 1994, 1995 and for the nine month period ended March 31, 1996. Changes in trade policies between the United States and Japan or South Korea could adversely affect the Company's sales to customers in these countries.

        In foreign markets the Company markets and sells its products through independent sales representatives and a Japanese distributor. The use of such sales representatives and distributor results in lower gross profit margins on sales to foreign customers. Accordingly, an increase in the proportion of international sales could negatively affect the Company's gross profit margins. The Company does not have long-term contracts with its sales representatives, and the distribution agreement with its Japanese distributor may be cancelled on 60 days notice. The loss of such sales representatives or distributor or the inability to develop and maintain an alternative foreign distribution network could have a material adverse impact on the Company's international sales.

        Dependence on Significant Customers. Historically, the Company has sold its FIB systems to and has entered into development contracts with a relatively small number of significant customers. During fiscal year 1995, Tokyo Electron Limited, the Company's Japanese distributor, Samsung and LG
Semicon accounted for approximately 28%, 15% and 12%, respectively, of the Company's total revenues. The loss of any of these significant customers or the inability of the Company to attract new customers to replace these customers could have a material adverse effect on the Company's operations and financial condition. In addition, the Company has entered into a multiple-system purchase agreement, which with a previous order from the same customer, is valued at over $60,000,000, and the loss of this customer could have a material adverse effect on the
Company's    operations   and    financial   condition.       See
" Uncertainties Associated with New Applications."

        Lengthy Sales Cycle. The decision to purchase a FIB system involves a significant commitment of capital by the Company's customers and generally the consent of a number of internal decision-makers. Therefore, there are frequently lengthy periods between the initiation of contact by the Company with a customer and the closing of a sale. During the lengthy sales cycle for the Company's products, the Company may expend substantial funds and management effort in anticipation of a sale even though a sale may not result from the effort, thus adversely affecting the Company's revenues and results of operations.

       Possible Volatility of Stock Price. The market price of the Company's Common Stock has risen substantially since the Company's initial public offering in May 1994 and may be subject to wide fluctuations and possible rapid increases or declines in a short time period. These fluctuations may occur in response to variations in quarterly operating results, changes in earnings estimates by analysis, announcements concerning technological innovations, new product introductions, or new contracts by the Company, its competitors, or their customers, governmental regulatory action, litigation and other factors. In addition, the stock market and in particular the stock prices for many technology companies may fluctuate widely for reasons that may be unrelated to the operating performance of particular companies. These fluctuations, as well as general economic or political conditions, may adversely affect the market price of the Company's Common Stock.

        Dependence on Suppliers. Certain of the components and subassemblies included in the Company's products, such as high voltage power supplies, are made to the Company's specifications and obtained from a single source or a limited group of suppliers. A number of these components and subassemblies require lengthy manufacturing lead times. In the past the Company has experienced manufacturing delays due to the temporary unavailability of qualified components and parts. Although the Company believes it could develop alternative sources for all of the components and parts used in its products, significant delays or interruptions in the delivery of components or parts from current suppliers, receipt of defective components or parts, as well as difficulties or delays in shifting manufacturing capacity to new suppliers could have a material adverse effect on the Company.

        Dependence on Key Personnel. The Company's future success is dependent, in part, on its ability to attract and retain certain key scientific, marketing and management personnel and on its ability to continue to attract and retain qualified employees, particularly as it expands the market for its FIB systems beyond the semiconductor industry. In addition, certain of such personnel are in limited supply and are difficult to attract and retain. Competition for these personnel is intense, and the loss of several key employees could have an adverse effect on the Company's results of operations and prospects. The Company does not have employment contracts with, and does not maintain key person life insurance policies on, any personnel.

        Protection of Intellectual Property. The Company's success depends in significant part on maintenance and protection of its intellectual property. The Company attempts to protect its intellectual property rights through a range of measures, including patents, trade secrets and confidentiality agreements. There can be no assurance that the Company will be able to protect its technology or that others will not be able to develop similar technology independently. No assurance can be given that the claims allowed on any patents held by the Company will be sufficiently broad to protect the Company's technology: that patents issued to the Company will not be invalidated, circumvented or challenged: or that the rights granted thereunder will provide competitive advantages to the Company. There is no assurance that foreign intellectual property laws will protect the Company's patents and other intellectual property rights. In addition, significant and protracted litigation may be necessary to enforce the Company's patents and other intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. There can be no assurance that third party claims alleging infringement of intellectual property rights, including infringement of patents that have been or may be issued in the future, will not be asserted against the Company. Several of the Company's competitors hold patents covering a variety of FIB products and applications and methods of use of focused ion and electron beam products. From time to time the Company has received correspondence from competitors of the Company claiming that certain of the Company's products may be infringing one or more of these patents. The Company believes that it has credible arguments that these patents are either invalid, not infringed or would not be enforced by a court. Any such assertions of intellectual property claims could require the Company to discontinue the use of certain processes or to cease the manufacture, use and sale of infringing products, to incur significant litigation costs and damages, and to develop noninfringing technology or to acquire licenses to the alleged infringed technology. Litigation may also divert the efforts of management and technical personnel from other matters. There can be no assurance that the Company would be able to obtain such licenses on acceptable terms or to develop noninfringing technology. The Company has received patent and technology licenses from certain companies and academic institutions. The failure to renew certain of these licenses or significant increases in amounts payable under these licenses could have an adverse effect on the Company.

        Single Production Facility. The Company's only production facility is located in Peabody, Massachusetts and substantially all of the Company's manufacturing inventory is maintained there.  In  the event that production at  the facility were interrupted by fire, earthquake or other catastrophic events, power failures, work stoppages, regulatory actions or other causes, the Company would be unable to continue to manufacture its products. Although the Company maintains business interruption insurance, such insurance may not be adequate in the event of such an interruption and, therefore, such an event could materially adversely affect the Company's business and results of operations.

        Government Audits. The Company is a party to certain contracts with agencies of the United States government. The Company is compensated under such contracts on a cost plus fixed fee basis. The Company's costs allocated to such contracts are subject to review and audit by the United States government. The Company is currently being audited by the United States government with respect to one such contract. There can be no assurance that the revenues recognized under such contracts will not be negatively impacted or revised as a result of such a review or audit by the United States government.

        Dividends. The Company has not paid any cash dividends since its inception and the Company does not anticipate paying cash dividends in the foreseeable future. The Company's current bank line of credit prohibits payment of dividends without the bank's consent.

        Anti-Takeover Provisions. Certain provisions in the Company's Second Restated Articles and Restated By-laws, as well as certain provisions of the Massachusetts General Laws, could have the effect of delaying, deferring or preventing a change in control of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.


                           THE OFFERING

        Pursuant to the terms of a Settlement Agreement dated as of May 7, 1996 (the "Settlement Agreement"), by and among the Company, the Selling Stockholder and certain other parties arising out of certain litigation filed in Massachusetts Superior Court, Essex County, the Company issued 119,200 Shares and certain other stockholders transferred 95,800 Shares to the Selling Stockholder. Pursuant to the Settlement Agreement, the
Company   agreed to  prepare and  file with the Commission  a
a registration   statement on Form S-3 (or equivalent  form),
upon  the  written  request  of  the  Selling

Stockholder, for resale of as many of the Shares as requested  by
the  Selling Stockholder.   The  Selling Stockholder  delivered a
written request to the Company, requesting the filing of a registration statement with respect to all of the Shares.

        The following table sets forth the number of Shares being offered hereby by the Selling Stockholder. The Selling Stockholder has had no material relationship with the Company or any of its affiliates during the past three years. To the Company's knowledge, the Selling Stockholder is currently the beneficial owner of 244 shares of Common Stock in addition to the Shares being offered hereby.


             Name                       Number of Shares

KLA Instruments Corporation                  215,000
160 Rio Robles
San Jose, CA 95161-9055


                         USE OF PROCEEDS

       The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.


                       PLAN OF DISTRIBUTION

        The Selling Stockholder has not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Selling Stockholder may, from time to time, offer for sale and sell or distribute the Shares to be offered by it hereby (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy, (b) in negotiated transactions, or (c) through other means, including pursuant to the exemption provided by SEC Rule 144, if available. The Shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholder or by agreement between the Selling Stockholder and its underwriters, dealers, brokers or agents. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

        In connection with distribution of the Shares, the Selling Stockholder may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell Shares short pursuant to this Prospectus and deliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers who may sell such Shares pursuant to this Prospectus. The Selling Stockholder may also pledge the Shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged Shares pursuant to this Prospectus.

        Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholder and/or purchasers of Shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Stockholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by the Selling Stockholder and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

        Pursuant to the Settlement Agreement, the Selling Stockholder (and any underwriter and selling broker participating in the distribution of Shares) are entitled to indemnification by the Company against liability (including liability under the Securities Act and the Exchange Act) arising by reason of any untrue statement or omission or alleged omission (other than a statement provided by the Selling Stockholder) contained in the registration statement of which this Prospectus is a part.


       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                  FOR SECURITIES ACT LIABILITIES

        The Company's Second Restated Articles provide that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for approving a dividend, stock repurchases or other distributions to stockholders that would result in personal liability to the directors under Section 61 or Section 62 of Chapter 156B of the General Laws of Massachusetts, or (iv) for any transaction in which the director derived an improper personal benefit.

        Section  67  of  Chapter 156B  of  the  General  Laws  of
Massachusetts provides that to the extent specified in or authorized by the articles of organization, a by-law adopted by shareholders or a resolution adopted by the holders of the majority of shares of stock entitled to vote on the election of directors, a corporation can indemnify directors, officers, and other employees or agents of the corporation except as to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief  that  the  action  was  in  the  best  interests  of  the
corporation.   The Company's Second Restated Articles provide,
in part, that the Company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, or claim, by reason of the fact that such person is or was a director or officer of the Company or while a director or officer is or was servicing at the request of the Company as a director, trustee, officer, employee or other agent of another organization, including service in any capacity with respect to employee benefit plans, against all liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the defense or disposition of or otherwise in connection with or resulting from any such action, suit, proceeding or claim.

        Pursuant to the Settlement Agreement, the directors and officers of the Company are entitled to indemnification by the Selling Stockholder against liability (including liability under the Securities Act and the Exchange Act) arising by reason of any statement contained in the registration statement that the
Selling   Stockholder  provided  to  the  Company  in  writing
explicitly for use in this registration statement, being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in this registration statement, in the circumstances in which they are made, not be misleading.

        Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           -15-


                          LEGAL MATTERS

        The legality of  the Common Stock offered hereby is being
passed  upon for  the  Company  by  Choate,  Hall  &  Stewart  (a
partnership   including   professional   corporations),   Boston,
Massachusetts.


                             EXPERTS

        The consolidated financial statements of the Company and its subsidiaries as of June 30, 1995 and June 30, 1994 and for each of the years in the three-year period ended June 30, 1995, incorporated by reference in this Prospectus and in the Registration Statement, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report has been incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.






































                           -16-


        No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.






                          215,000 Shares


                             MICRION
                           CORPORATION


                           Common Stock
                          (no par value)


                           ____________

                            PROSPECTUS
                           ______, 1996
                           ____________

























                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee. The Selling Stockholder will bear all selling commissions with respect to the sale of the shares registered hereby. The Selling Stockholder has agreed to reimburse the registrant for its reasonable cost and expenses in connection with the distribution of the securities being registered hereunder, together with legal fees incurred by the registrant not to exceed $10,000.

                Securities and Exchange Commission
                Registration Fee  . . . . . . . . . . . .  $ 2,697
                Nasdaq Listing Fee  . . . . . . . . . . .  $ 2,384
                Legal Fees and Expenses   . . . . . . . .  $ 3,519
                Accountants' Fees and Expenses  . . . . .  $ 3,000

                     Total  . . . . . . . . . . . . . . .  $11,600

Item 15.  Indemnification of Directors and Officers

     The Registrant's Second Restated Articles provide that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for approving a dividend, stock repurchases or other distributions to stockholders that would result in personal liability to the directors under Section 61 or Section 62 of Chapter 156B of the General Laws of Massachusetts, or (iv) for any transaction in which the director derived an improper personal benefit.

     Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by the articles of organization, a by-law adopted by shareholders or a resolution adopted by the holders of the majority of shares of stock entitled to vote on the election of directors, a corporation can indemnify directors, officers, and other employees or agents of the corporation except as to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action was in the best interests of the corporation. The Registrant's Second Restated Articles provide, in part, that the Registrant shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, or claim, by reason of the fact that such person is or was a director or officer of the Registrant or while a director or officer is or was servicing at the request of the Registrant as a director, trustee, officer, employee or other agent of another organization, including service in any capacity with respect to employee benefit plans, against all liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the defense or disposition of or otherwise in connection with or resulting from any such action, suit, proceeding or claim.


     Pursuant to the Settlement Agreement, the directors and officers of the registrant are entitled to indemnification by the Selling Stockholder against liability (including liability under the Securities Act and the Exchange Act) arising by reason of any statement contained in the registration statement that the Selling Stockholder provided to the registrant in writing explicitly for use in this registration statement, being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in this registration statement, in the circumstances in which they are made, not be misleading.

Item 16.  Exhibits

   Exhibit No.    Description
      3.1*        Restated Articles of Organization of
                  Registrant.
      3.2**       Amended and Restated By-Laws of the
                  Registrant.
      4.1***      Specimen Stock Certificate.
      5           Opinion of Choate, Hall & Stewart.
      10****      Settlement Agreement by and among KLA
                  Instruments Corporation, the Registrant and
                  Other Parties dated May 7, 1996.
      23.1        Consent of Choate, Hall & Stewart (included in
                  Exhibit 5).
      23.2        Consent of KPMG Peat Marwick LLP.
      24          Power of Attorney (included in the signature
                  page of this Registration Statement).

* Filed as an exhibit to the registrant's report on Form 10-QSB filed on June 24, 1994 and incorporated herein by reference.

** Filed as an exhibit to the registrant's report on Form 10-KSB filed on September 28, 1994 and incorporated herein by reference.

***    Filed  as  an  exhibit   to  the  registrant's  registration
       statement on Form SB-2 (Registration No. 33-75784) or an amendment thereto and incorporated by reference herein.

**** Filed as an exhibit to the registrant's Quarterly Report on Form 10-QSB filed May 14, 1996 and incorporated herein by reference.

Item 17.  Undertakings

   (a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
   Statement:

           (i)      to   include   any  prospectus   required  by
     section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act and incorporated herein by reference; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts, on May 22, 1996.

                              MICRION CORPORATION

                              By: /s/ Nicholas P. Economou
                                  Nicholas P. Economou, President
                                  and Chief Executive Officer

                        POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nicholas P. Economou and David M. Hunter, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on May 22, 1996, by the following persons in the capacities indicated.

Name                          Capacity

/s/ Nicholas P. Economou      President, Chief Executive Officer
Nicholas P. Economou          and  Director (Principal  Executive
                              Officer)

/s/ David M. Hunter           Vice President, Finance, Chief
David M. Hunter               Financial Officer and Treasurer
                              (Principal Financial and Accounting
                              Officer)

/s/ John A. Doherty           Vice President, Marketing, and
John A. Doherty               Director

/s/ Louis P. Valente          Director
Louis P. Valente

/s/ Thomas W. Folger          Director
Thomas W. Folger

/s/ Charles M. McKenna        Director
Charles M. McKenna

                        INDEX TO EXHIBITS

   Exhibit No.    Description
      3.1*        Restated Articles of Organization of
                  Registrant.
      3.2**       Amended and Restated By-Laws of the
                  Registrant.
      4.1***      Specimen Stock Certificate.
      5           Opinion of Choate, Hall & Stewart.
      10****      Settlement Agreement by and among KLA
                  Instruments Corporation, the Registrant and
                  Other Parties dated May 7, 1996.
      23.1        Consent of Choate, Hall & Stewart (included in
                  Exhibit 5).
      23.2        Consent of KPMG Peat Marwick LLP.
      24          Power of Attorney (included in the signature
                  page of this Registration Statement).

*    Filed as an exhibit  to the registrant's report on  Form 10-
     QSB filed on June 24, 1994 and incorporated herein by reference.

**   Filed as an exhibit  to the registrant's report on  Form 10-
     KSB filed on September 28, 1994 and incorporated herein by reference.

***  Filed   as  an  exhibit  to  the  registrant's  registration
     statement on Form SB-2 (Registration No. 33-75784) or an amendment thereto and incorporated by reference herein.

**** Filed as an exhibit to the registrant's Quarterly Report on Form 10-QSB filed May 14, 1996 and incorporated herein by reference.